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                                                                   Exhibit 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report related to the audit of Metalsite General Partner, LLC as of December 31, 1998 and for the period from Inception (November 15, 1998) through December 31, 1998 (and to all references to our Firm in this regard) included in or made part of this registration statement.

Arthur Andersen, LLP

Pittsburgh, Pennsylvania
May 5, 2000